EXHIBIT 10.20

ARCHIPELAGO HOLDINGS
MANAGEMENT ANNUAL BONUS PLAN

1.                                       PURPOSE OF PLAN

The purpose of the Archipelago Holdings Management Annual Bonus Plan (the “Plan”) is to attract, retain and motivate selected employees of Archipelago Holdings, L.L.C. and its successors (the “Company”) and its subsidiaries and affiliates who are executives and employees of the Company in order to promote the Company’s long-term growth and profitability. The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shall not apply during the applicable reliance period.

2.                                       ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all actions relating to awards to persons subject to Section 16 of the Exchange Act may be taken by the Board or a committee or subcommittee of the Board composed of three (3) or more members, each of whom is a “non-employee director” within the meaning of Exchange Act Rule 16b-3 (or any successor rule). To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, such awards may be granted by the Board or a committee or subcommittee of the Board composed of three (3) or more members, each of whom is an “outside director” within the meaning of the Code Section 162(m) (or any successor rule).

The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the bonus payable to each participant); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, that the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any bonus payable under the Plan not to be considered performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. The Board shall have all of the authority and responsibility granted to the Committee herein.

No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.                                       PARTICIPANTS

Eligibility to participate in the Plan is limited to those executives and employees who, in the Committee’s judgment based on the recommendations of the Company’s chief executive officer (the “CEO”), have a significant and direct influence on the Company’s long-term corporate performance. During the first ninety (90) days of each performance period under the Plan (provided that for purposes of the 2004 performance period, during the first thirty (30) days after the consummation of the initial public offering of the Company’s shares of common stock), the Committee shall designate the individual executives and employees eligible to participate in the Plan for such period. At anytime during a performance period, the Committee in its sole discretion may add executives to the Plan for that performance period or remove executives from the Plan for that performance period; provided, however, that to the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, executives may be added to the performance period only to the extent such addition complies with Section 1.162-27(e)(4). Participation in any performance period does not ensure participation in future performance periods.

An individual’s active participation in any performance period shall cease in the event that he or she ceases to be employed by the Company during such period.

4.                                       PERFORMANCE PERIODS

Unless otherwise determined by the Committee, the term over which performance shall be measured shall be a single calendar year. The first performance period shall be the 2004 calendar year and thereafter each performance period shall be one full calendar year, unless otherwise determined by the Committee.

5.                                       PERFORMANCE GOALS

On or prior to the 90th day of each performance period (provided that for purposes of the 2004 performance period, on or prior to the 30th day after the consummation of the initial public offering of the Company’s shares of common stock), the Committee shall establish in writing the performance goals for such performance period using one or more of the following goals:

(i)                                     market share (including, without limitation, the market share of trading volume in certain types of securities),

(ii)                                  earnings,

(iii)                               earnings per share,

(iv)                              operating profit,

(v)                                 operating margin,

(vi)                              return on equity,

(vii)                           return on assets,

(viii)                        total return to stockholders,

(ix)                                technology improvements,

(x)                                   return on investment capital,

(xi)                                revenue growth,

(xii)                             cash flow, and

(xiii)                          reliability.

In addition, goals under the Plan may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

To the extent the deduction limits under Section 162(m) of the Code become applicable with respect to remuneration paid under the Plan, (i) the performance goals applicable to such performance period shall be stated in terms of an objective formula or standard that provides a specific manner for computing the amount of compensation payable to the participant if such performance goals are obtained, (ii) bonuses under the Plan made to persons who are “covered employees” within the meaning of Section 162(m) of the Code are intended to meet the requirements applicable to “qualified performance-based compensation” for purposes of the exemption from the compensation deduction limitation described in Section 162(m) of the Code and (iii) the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code with respect to bonuses made to covered employees. If any other provision of the Plan or a bonus is intended to, but does not comply with, or is inconsistent with, the applicable requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements.

The Committee reserves the right, in its sole discretion, to adjust performance goals to reflect such quantitative or qualitative considerations as the Committee deems relevant; provided, however, in the event that Section 162(m) of the Code applies to awards to covered employees under the Plan, the Committee may not change the performance goals applicable to a performance period after the 90th day of such performance period.

6.                                       BONUS POOLS

The Committee shall establish three separate bonus pools (each a “Bonus Pool”) for the following groups of participants: (i) the CEO (the “CEO Bonus Pool”), (ii) executive officers who report directly to the CEO (the “Direct Reports Bonus Pool”) and (iii) other executives and employees (the “Other Employees Bonus Pool”). The Committee shall set the target bonus opportunity and maximum bonus opportunity for each Bonus Pool at the same time that it establishes the performance goals for such performance period. In the event any participant is added to or removed from a Bonus Pool, the Committee may increase or decrease, respectively, the target bonus opportunity and maximum bonus opportunity for such Bonus Pool; provided, however, that to the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, the target bonus opportunity and maximum bonus opportunity for such Bonus Pool may not be increased after the 90th day of such performance period.

To the extent the deduction limits under Section 162(m) of the Code become applicable to renumeration paid under the Plan, on or prior to the 90th day of such performance period, the Committee shall allocate to each participant a percentage interest in the applicable Bonus Pool (the “Allocation Percentage”); provided that the sum of the Allocation Percentages for each Bonus Pool shall not exceed 100% and provided further that the removal of a participant from the Plan shall not increase the Allocation Percentage for any other participant.

7.                                       ACTUAL BONUS AMOUNT

Upon the completion of each performance period, the Committee shall evaluate the Company’s performance against the established performance goals and shall determine the aggregate amount of bonuses payable under each Bonus Pool. The Committee may, in its sole discretion, increase or decrease the aggregate amount of the bonuses payable under any Bonus Pool to reflect such quantitative or qualitative considerations as the Committee deems relevant; provided, however, that to the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, the Committee may not increase the aggregate amount of bonuses payable under any Bonus Pool.

After the aggregate amount of bonuses payable under each Bonus Pool is established for a particular performance period, the Committee (or the CEO, to the extent that the Committee delegates such powers to the CEO) shall allocate the amount in each Bonus Pool among the participants in such Bonus Pool; provided, however, that to the extent an Allocation Percentage is provided under the Plan for such period, then the allocation will be in accordance with such Allocation Percentage but the Committee may, in its sole discretion, reduce the bonus amount paid to any participant (such reduction shall not serve to increase the bonus paid to any other participant). To the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, the maximum bonus amount payable to any participant in a calendar year shall be $5 million.

To the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, no bonuses to covered employees shall be payable to any participant for a performance period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

A participant whose active participation in the Plan ceases before the last day of the performance period, or whose employment terminates before the bonus amounts are paid under the Plan, shall not be entitled to a bonus hereunder.

The actual bonus earned under the Plan shall be payable in cash or, to the extent permissible by applicable law and at the Committee’s sole discretion, in shares of stock of the Company or in equity awards (which may be subject to vesting and transfer restrictions) with respect to the shares of stock of the Company under one of the Company’s equity compensation plans; provided, however, that unless otherwise specified by the Committee at the time the performance goals are set for a particular performance period, the amount of any bonuses up to the target bonus opportunity for each Bonus Pool will be paid in cash. The value of any such stock or equity awards and the terms of any equity awards shall be determined by the Committee in its sole discretion; provided, however, that to the extent the deduction limits under Section 162(m) of the Code become applicable to remuneration paid under the Plan, the Committee shall establish the methodology for valuing any stock or equity awards on or before it establishes the performance goals for such period.

8.                                       ADOPTION DATE AND EFFECTIVE DATE

The Plan was adopted on February 26, 2004. The Plan shall become effective on the day prior to the date of the commencement of the initial public offering of shares of common stock of the Company (the “IPO Date”). In the event that the IPO Date has not occurred by December 31, 2004, the Plan shall expire and be null and void without any force or effect.

9.                                       AMENDMENT AND TERMINATION

The Board may suspend or terminate the Plan, in whole or in part, at any time, and may from time to time amend the Plan in such respects as the Board may deem advisable.

10.                                 MISCELLANEOUS

(a) The establishment of the Plan shall not be construed as conferring any legal rights upon any participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a participant and treat him or her without regard to the effect which such treatment might have upon him or her as a participant in this Plan.

(b) The Company shall have the right to deduct from any amounts otherwise payable to a participant, whether pursuant to the Plan or otherwise, or otherwise collect from the participant, any required minimum withholding taxes with respect to benefits under the Plan.

(c) The Company, in its sole discretion, may assign the Plan and all obligations and liabilities hereunder to any parent organization without any prior notice to or consent of any participant. In the event of any assignment to any such parent organization, such parent organization shall be treated as a successor to the Company and shall exercise all rights of the Company under the Plan.

(d) Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the participants.

(e) The Plan shall not be construed as conferring on a participant any right, title, interest or claim in or to any specific asset, reserve, account or property of any kind possessed by the Company. To the extent that a participant or any such person acquires a right to receive payments from the Company, such rights shall be no greater than the rights of an unsecured general creditor.

(f) Any dispute, controversy or claim between the Company and any participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in Chicago, Illinois before, and in accordance with, the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

(g) ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.